UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5. OTHER EVENTS

On May 21, 2004, New Century Funding A, an indirect wholly-owned subsidiary of New Century Financial Corporation, entered into an Amended and Restated Master Repurchase Agreement (the “Agreement”) with Bank of America, N.A. The purpose of the Agreement was to renew the existing credit facility with Bank of America increasing the maximum credit available from $750 million to $2.0 billion ($1.0 billion of which is uncommitted). The Agreement expires on May 11, 2005. In addition, New Century Financial and New Century Mortgage Corporation, a wholly-owned subsidiary of New Century Financial, entered into an Amended and Restated Guaranty and Pledge Agreement, dated as of May 21, 2004, with Bank of America with respect to the Agreement. The Agreement and Guaranty are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference.

On May 21, 2004, New Century Mortgage and NC Capital Corporation, a wholly-owned subsidiary of New Century Mortgage, entered into Amendment No. 1 and Joinder (the “Amendment”) with Morgan Stanley Bank and Morgan Stanley Mortgage Capital, Inc. The purpose of the Amendment was to temporarily increase the maximum credit available from $1.5 billion to $2.0 billion through and including the completion of a securitization in June 2004 by an indirect subsidiary of New Century Financial and to add New Century Residual II Corporation, an indirect subsidiary of New Century Financial, as a co-borrower on the facility. The Amendment is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

ITEM 7. EXHIBITS

(c)	Exhibits.

	Exhibit No.	Description of Exhibit
	10.1	Amended and Restated Master Repurchase Agreement, dated as of May 21, 2004, between New Century Funding A and Bank of America, N.A.

	10.2	Amended and Restated Guaranty and Pledge Agreement, dated as of May 21, 2004, among New Century Financial Corporation, New Century Mortgage Corporation and Bank of America, N.A.

	10.3	Amendment No. 1 and Joinder, dated May 21, 2004, among New Century Mortgage Corporation, NC Capital Corporation, Morgan Stanley Bank and Morgan Stanley Mortgage Capital, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

May 28, 2004	By:	/S/ Brad A. Morrice

Brad A. Morrice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Master Repurchase Agreement, dated as of May 21, 2004, between New Century Funding A and Bank of America, N.A.

10.2	Amended and Restated Guaranty and Pledge Agreement, dated as of May 21, 2004, among New Century Financial Corporation, New Century Mortgage Corporation and Bank of America, N.A.

10.3	Amendment No. 1 and Joinder, dated May 21, 2004, among New Century Mortgage Corporation, NC Capital Corporation, Morgan Stanley Bank and Morgan Stanley Mortgage Capital, Inc.